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                                  Exhibit 23.2








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                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors and Stockholders
SIPEX Corporation:


We consent to incorporation by reference in the registration statement on Form S-8 of SIPEX Corporation of our report dated February 12, 1996, relating to the consolidated balance sheet of SIPEX Corporation as of December 31, 1995 and the related consolidated statements of operations, shareholders equity (deficit), and cash flows for the year ended December 31, 1995, which report appears in the Company's prospectus dated April 2, 1996.


                                            /s/ KPMG Peat Marwick LLP




Boston, Massachusetts
June 14, 1996